United States
Securities And Exchange Commission
Washington, DC 20549

______________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

EasyLink Services International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34446	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting (the “Annual Meeting”) of the holders of class A common stock (the “Stockholders”) of EasyLink Services International Corporation (the “Company”) was held on Thursday, January 5, 2012.  At the Company’s Annual Meeting, the Stockholders elected each of the following incumbent directors to the Company’s Board of Directors to serve until the next annual meeting of the Stockholders in 2013, or until his earlier resignation or removal, with the results of such voting shown below:

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Richard J. Berman	6,695,386	5,302,536	16,195,108
Kim D. Cooke	6,147,694	5,850,228	16,195,108
Paul D. Lapides	6,831,441	5,166,481	16,195,108
John S. Simon	10,699,258	1,298,664	16,195,108
Thomas J. Stallings	10,884,099	1,113,823	16,195,108

At the Annual Meeting, the Stockholders also ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2012, with the results of such voting shown below:

Accounting Firm	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
Friedman LLP	26,808,091	591,094	793,845	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

	By:	/s/ Glen E. Shipley
Glen E. Shipley Chief Financial Officer
Dated: January 11, 2012